UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 17, 2014

Heron Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33221	94-2875566
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Saginaw Drive Redwood City, CA		94063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 366-2626

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported on January 13, 2014, Heron Therapeutics, Inc. (the “Company”) effected a corporate name change and implemented a reverse split of its common stock at a ratio of one-for-twenty (the “Reverse Split”). Immediately following the implementation of the Reverse Split, the Company had issued and outstanding 23,587,278 shares of common stock on a post-split basis. Fractional shares resulting from the Reverse Split will not be issued and, in lieu of such fractional shares, the Company will pay the cash value based on a per-share value of $8.81 per share, which is twenty times the closing stock price on January 10, 2014, the last trading day preceding the Reverse Split. The transfer agent and registrar for the Common Stock will act as exchange agent for the Reverse Split for any stockholders who hold shares in certificated form.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERON THERAPEUTICS, INC.

Date: January 17, 2014	By:	/s/ Stephen R. Davis
Stephen R. Davis
Chief Operating Officer